LP Reports First Quarter 2017 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported results today for the first quarter of 2017, which included the following:

•	Sales for the first quarter of $611 million were higher by 21 percent compared to the year ago quarter.

•	Net income was $55 million ($0.38 per diluted share).

•	Non-GAAP adjusted income from operations was $48 million ($0.33 per diluted share).

•	Adjusted EBITDA for the first quarter was $112 million compared to $52 million in the first quarter of 2016.

•	Cash and cash equivalents were $650 million as of March 31, 2017.

"LP had an outstanding first quarter led by higher OSB prices and a 16% volume increase in Siding,” said Curt Stevens, CEO.  “South America had solid results and EWP returned to profitability."

FIRST QUARTER RESULTS

For the first quarter of 2017, LP reported net sales of $611 million, up from $505 million in the same quarter of 2016. LP reported net income of $55 million, or $0.38 per diluted share, as compared to $10 million, or $0.07 per diluted share for the first quarter of 2016. Adjusted EBITDA for the first quarter of 2017 was $112 million compared to $52 million in the first quarter of 2016.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP's OSB segment manufactures and distributes OSB structural panel products. The OSB segment reported net sales of $268 million, a $51 million increase from $217 million of net sales in the first quarter of 2016. For the first quarter of 2017, the OSB segment reported operating income of $60 million compared to $15 million in the first quarter of 2016. The OSB segment's adjusted EBITDA increased by $45 million compared to the first quarter of 2016. For the first quarter of 2017, sales volumes were flat with the same quarter of 2016 and sales prices increased by 25 percent. The increase in selling price favorably impacted operating results and adjusted EBITDA by approximately $54 million for the quarter as compared to the first quarter of 2016.

SIDING SEGMENT

LP's Siding segment consists of SmartSide siding as well as LP's prefinished CanExel siding line and a minor amount of OSB. These products are used in new construction, repair and remodeling and non-residential markets. The Siding segment reported net sales of $214 million in the first quarter of 2017, an increase of $33 million from $181 million in the year-ago first quarter. For the first quarter of 2017, the Siding segment reported operating income of $40 million compared to $27 million in the year-ago quarter. The Siding segment reported $49 million in adjusted EBITDA, an increase of $14 million compared to the first quarter of 2016. The increase in OSB sales prices sold in this segment accounted for approximately $3 million of the increase in both operating results and adjusted EBITDA.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). EWP reported net sales of $82 million in the first quarter of 2017, up 14 percent from the year-ago quarter. Operating income increased to $1 million for the first quarter of 2017 compared to a $3 million loss in the first quarter of 2016. For the first quarter, the EWP segment showed an increase of $4 million in adjusted EBITDA as compared to the same quarter in 2016.

SOUTH AMERICA SEGMENT

The South American segment consists of facilities in Chile and Brazil. The segment reported net sales in the first quarter of 2017 of $38 million, up $7 million from $31 million in the first quarter of 2016. Operating income and adjusted EBITDA remained flat at $5 million and $7 million for the first quarter of 2017 compared to the first quarter of 2016.

COMPANY OUTLOOK

“With OSB prices continuing to rise so far this quarter, continued siding growth, several new product launches and relatively flat raw material pricing, I’m optimistic that we will have solid results again this quarter,” continued Stevens.  “Housing and building activity was on forecast for the first quarter and all indications are that this will continue into the near future.”

Louisiana-Pacific Corporation is a leading manufacturer of quality engineered wood building materials including OSB, structural framing products, and exterior siding for use in residential, industrial and light commercial construction. From manufacturing facilities in the U.S., Canada, Chile and Brazil, LP products are sold to builders and homeowners through building materials distributors and dealers and retail home centers. Founded in 1973, LP is headquartered in Nashville, Tennessee and traded on the New York Stock Exchange under LPX. Visit LP's web site at www.lpcorp.com for additional information on the company as well as reconciliation of non-GAAP results.
###
FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
FINANCIAL AND QUARTERLY DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended March 31,
	2017	2016
Net sales	$610.9	$504.6

Income from operations	$72.7	$18.9

Income before taxes and equity in income of unconsolidated affiliates	$69.4	$13.2

Non-GAAP adjusted income	$48.4	$9.6

Net income	$55.0	$10.3

Net income per share - diluted	$0.38	$0.07

Weighted average shares of common stock outstanding - basic	144.2	142.9

Weighted average shares of common stock outstanding - diluted	145.9	145.2

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended March 31,
	2017	2016
Net sales	$610.9	$504.6
Operating costs and expenses:
Cost of sales	455.0	415.5
Depreciation and amortization	30.6	27.9
Selling and administrative	48.6	42.3
Loss on sale or impairment of long-lived assets, net	0.6	—
Other operating credits and charges, net	3.4	—
Total operating costs and expenses	538.2	485.7
Income from operations	72.7	18.9

Non-operating income (expense):
Interest expense, net of capitalized interest	(5.0)	(8.0)
Investment income	2.0	1.8
Other non-operating items	(0.3)	0.5
Total non-operating income (expense)	(3.3)	(5.7)

Income before taxes and equity in income of unconsolidated affiliates	69.4	13.2
Provision for income taxes	15.5	4.4
Equity in income of unconsolidated affiliates	(1.1)	(1.5)
Net income	$55.0	$10.3

Net income per share of common stock:
Net income per share - basic	$0.38	$0.07
Net income per share - diluted	$0.38	$0.07

Weighted average shares of stock outstanding - basic	144.2	142.9
Weighted average shares of stock outstanding - diluted	145.9	145.2

CONSOLIDATED BALANCE SHEETS
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$649.5	$659.3
Receivables, net of allowance for doubtful accounts of $1.0 million at March 31, 2017 and December 31, 2016	149.1	108.3
Inventories	260.0	234.6
Prepaid expenses and other current assets	7.3	6.1
Assets held for sale	8.1	8.2
Total current assets	1,074.0	1,016.5

Timber and timberlands	52.4	53.5

Property, plant and equipment	2,426.4	2,410.8
Accumulated depreciation	(1,549.5)	(1,527.6)
Property, plant and equipment, net	876.9	883.2

Goodwill	9.7	9.7
Notes receivable from asset sales	22.2	22.2
Investments in and advances to affiliates	6.8	6.2
Restricted cash	13.1	13.2
Other assets	23.4	22.4
Long-term deferred tax asset	1.7	4.3
Total assets	$2,080.2	$2,031.2

LIABILITIES AND EQUITY
Current portion of long-term debt	$1.6	$2.6
Accounts payable and accrued liabilities	210.5	222.8
Current portion of contingency reserves	3.4	3.4
Total current liabilities	215.5	228.8

Long-term debt, excluding current portion	374.6	374.4
Deferred income taxes	28.5	27.7
Contingency reserves, excluding current portion	12.5	12.7
Other long-term liabilities	195.0	191.9

Stockholders’ equity:
Common stock	153.4	153.4
Additional paid-in capital	469.0	478.2
Retained earnings	945.3	890.3
Treasury stock	(180.4)	(189.0)
Accumulated comprehensive loss	(133.2)	(137.2)
Total stockholders’ equity	1,254.1	1,195.7
Total liabilities and stockholders’ equity	$2,080.2	$2,031.2

CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Quarter Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$55.0	$10.3
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	30.6	27.9
Equity in income of unconsolidated affiliates, including dividends	(0.6)	0.5
Loss on sale or impairment of long-lived assets, net	0.6	—
Other operating credits and charges, net	3.4	—
Stock-based compensation related to stock plans	4.1	3.0
Exchange loss on remeasurement	0.2	0.1
Cash settlements of warranties, net of accruals	(3.2)	(3.5)
Pension expense, net of contributions	1.4	0.4
Non-cash interest expense, net	0.1	0.4
Other adjustments, net	0.3	(0.3)
Changes in assets and liabilities:
Increase in receivables	(39.7)	(47.8)
Increase in inventories	(24.8)	(26.9)
(Increase) decrease in prepaid expenses	(0.6)	1.1
Increase (decrease) in accounts payable and accrued liabilities	(19.9)	26.0
Increase in income taxes	13.9	3.9
Net cash provided by (used in) operating activities	20.8	(4.9)
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(26.1)	(26.3)
Other financing activities	0.1	0.1
Net cash used in investing activities	(26.0)	(26.2)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(1.2)	(1.1)
Sale of common stock	0.4	0.1
Taxes paid related to net share settlement of equity awards	(4.7)	(0.9)
Net cash used in financing activities	(5.5)	(1.9)
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	0.9	2.5
Net decrease in cash and cash equivalents	(9.8)	(30.5)
Cash and cash equivalents at beginning of period	659.3	434.7
Cash and cash equivalents at end of period	$649.5	$404.2

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended March 31,
Dollar amounts in millions	2017	2016
Net sales:
OSB	$268.4	$217.0
Siding	214.0	181.3
EWP	82.1	71.8
South America	37.8	30.5
Other	8.7	6.1
Intersegment sales	(0.1)	(2.1)
	$610.9	$504.6
Operating profit (loss):
OSB	$60.4	$15.3
Siding	40.2	26.9
EWP	0.6	(2.5)
South America	5.1	5.1
Other	(0.2)	(0.4)
Other operating credits and charges, net	(3.4)	—
Loss on sale or impairment of long-lived assets, net	(0.6)	—
General corporate and other expenses, net	(28.3)	(24.0)
Interest expense, net of capitalized interest	(5.0)	(8.0)
Investment income	2.0	1.8
Other non-operating items	(0.3)	0.5
Income from operations before taxes	70.5	14.7
Provision for income taxes	15.5	4.4
Net income	$55.0	$10.3

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SUMMARY OF PRODUCTION VOLUMES
The following table sets forth production volumes for the quarter ended March 31, 2017 and 2016.

	Quarter Ended
	March 31,
	2017	2016
Oriented strand board, million square feet 3/8" basis	1,055	1,052
Oriented strand board, million square feet 3/8" basis (produced by North America non-OSB segment mills)	67	64
Wood-based siding, million square feet 3/8" basis	350	331
Engineered I-Joist, million lineal feet (1)	21	19
Laminated veneer lumber (LVL), thousand cubic feet and laminated strand lumber (LSL), thousand cubic feet (1) (2)	2,754	2,529

(1) Includes purchases of products from joint ventures or purchased under contract manufacturing arrangements.
(2) Includes LVL and LSL production which is used in the production of I-Joist as well as sold as end products.